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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned, in the capacities relative to Veeco Instruments Inc. ("Veeco") stated below, hereby appoints each of Edward H. Braun, John F. Rein, Jr. and Gregory A. Robbins, acting individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission (a) a registration statement on Form S-8 relating to the offer and sale of an additional 630,000 shares of Veeco's common stock, par value $0.01 per share ("Common Stock"), for issuance under Veeco's 2000 Stock Option Plan, as amended; (b) a registration statement on Form S-8 relating to the offer and sale of an additional 500,000 shares of Veeco's Common Stock for issuance under Veeco's First Amended and Restated Employee Stock Purchase Plan, as amended; and (c) any and all amendments, including post-effective amendments, to such registration statements, in each case, with full power and authority to do and perform each act required in connection therewith, as fully as he might do in person.

        The undersigned has executed this Power of Attorney as of July 25, 2003.

Signatures	Capacity
/s/ EDWARD H. BRAUN Edward H. Braun	Director, Chairman and Chief Executive Officer (principal executive officer)
/s/ Richard A. D'Amore Richard A. D'Amore	Director
/s/ JOEL A. ELFTMANN Joel A. Elftmann	Director
/s/ HEINZ K. FRIDRICH Heinz K. Fridrich	Director
/s/ DOUGLAS A. KINGSLEY Douglas A. Kingsley	Director
/s/ PAUL R. LOW Paul R. Low	Director
/s/ ROGER D. MCDANIEL Roger D. McDaniel	Director
/s/ IRWIN H. PFISTER Irwin H. Pfister	Director
/s/ WALTER J. SCHERR Walter J. Scherr	Director

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  Exhibit 24.1
POWER OF ATTORNEY